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                                                                    EXHIBIT 10.1

                             STOCK OPTION AGREEMENT


        STOCK OPTION AGREEMENT, dated as of May 16, 2001, by and between ESB Financial Corporation ("ESB"), a Pennsylvania corporation, and WSB Holding Company ("WSB"), a Pennsylvania corporation (the "Agreement").


                                   WITNESSETH

        WHEREAS, ESB and WSB have entered into an Agreement and Plan of Reorganization and related Agreement of Merger, each dated as of May 16, 2001 (collectively, the "Reorganization Agreement"); and

        WHEREAS, ESB has requested the execution of this Agreement by WSB in order to increase the likelihood that the transactions contemplated by the Reorganization Agreement will be consummated in accordance with its terms and as a condition to ESB's obligation to complete the transactions contemplated by the Reorganization Agreement and, in consideration for such execution, WSB has agreed to issue to ESB an option entitling ESB to purchase shares of its common stock upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the execution of the Reorganization Agreement and the premises therein and herein contained, the parties agree as follows:

        1. GRANT OF OPTION. Subject to the terms and conditions hereof, WSB irrevocably grants to ESB as of May 16, 2001 the option ("Option") to purchase at one time or from time to time an aggregate of 60,535 shares of common stock, par value $.10 per share, of WSB ("Common Stock") at a price per share equal to $11.90 (the price per share is referred to below as the "Purchase Price" and the price when used with respect to a number of shares is referred to below as the "Aggregate Purchase Price" for such shares). As used in this Agreement, the term "Shares" means the shares of Common Stock subject to the Option.

        2.      EXERCISE OF OPTION.

        (a) Subject to the terms and conditions hereof, ESB may exercise the Option, in whole at any time or in part from time to time, to the extent not previously exercised, if a Purchase Event (as defined below) shall have occurred and be continuing, provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further effect, except as to notices of exercise given prior thereto, on the Termination Date, which shall be the date on which occurs the earliest of (i) immediately prior to the Effective Time, as defined in Section 1.02 of the Reorganization Agreement, (ii) twelve
(12) months after the first occurrence of a Purchase Event, (iii) twelve (12) months following a termination of the Reorganization Agreement by ESB pursuant to Section 6.01(d) thereof prior to the occurrence of a Purchase Event; and (iv) a termination of the


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Reorganization Agreement in accordance with its terms (other than by ESB pursuant to Section 6.01(d) thereof) prior to the occurrence of a Purchase Event, provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws and regulations.

        (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                (i) WSB or any of its subsidiaries shall have entered into an agreement with any person (other than ESB or any subsidiary thereof)
        (A) to merge, consolidate or enter into any similar transaction with such person, (B) for the disposition, by sale, lease, exchange or otherwise, of all or substantially all of the consolidated assets or deposits of WSB or any of its subsidiaries or (C) for the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or an option or right to acquire such securities) representing 15% or more of the voting power of WSB or any of its subsidiaries;

                (ii) any person (other than ESB or any subsidiary thereof) shall have acquired beneficial ownership of, or any group of persons shall have been formed which beneficially owns, 15% or more of the then outstanding Common Stock (any of the foregoing in Section 2(b)(i) or (ii) is hereinafter referred to as an "Acquisition Transaction");

                (iii) any person (other than ESB or any subsidiary thereof) shall have (A) commenced a tender offer or filed a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to an exchange offer to purchase or otherwise acquire control of 15% or more of the then outstanding shares of Common Stock (such offers being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

                (iv) the holders of the outstanding Common Stock shall not have approved the Reorganization Agreement (including the related Agreement of Merger) at the meeting of such holders called for such purpose pursuant to the Reorganization Agreement, such meeting shall not have been held or shall have been canceled prior to the termination of the Reorganization Agreement in accordance with its terms, or WSB's Board of Directors shall have withdrawn or modified in a manner which is adverse to ESB the recommendation of WSB's Board of Directors with respect to the Reorganization Agreement and the Agreement of Merger, in each case after it shall have been publicly announced that any person (other than ESB or any subsidiary thereof) shall have (A) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, (B) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (C) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company Act of 1956, the Home Owners' Loan Act, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction or (D) any person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under


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        the Securities Exchange Act of 1934, as amended ("Exchange Act"), in opposition to approval of the Reorganization Agreement by WSB's stockholders.

        (c) As used in this Agreement, (i) "beneficial ownership," "person" and "group of persons" shall have the meanings conferred thereon by Section 13(d) of the Exchange Act and the regulations promulgated thereunder and (ii) "commenced" shall have the meaning conferred thereon by Rule 14d-2 under the Exchange Act.

        (d) WSB shall promptly give written notice to ESB of the occurrence of a Purchase Event known to WSB. However, the giving of such notice by WSB shall not be a condition to the right of ESB to exercise the Option. If more than one transaction or event giving rise to a Purchase Event is undertaken or effected, then all such transactions shall give rise to only one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions or events are abandoned.

        (e) Notwithstanding the foregoing, WSB shall not be obligated to issue Shares upon exercise of the Option (i) in the absence of any required governmental, regulatory or stockholder approval or consent necessary for WSB to issue the Shares or for ESB to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. If the Option is otherwise exercisable but cannot be exercised prior to termination as specified in Section 2(a) hereof solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall continue and will expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

        3.      NOTICE OF EXERCISE; PAYMENT AND DELIVERY OF SHARES.

        (a) In the event that ESB desires to exercise the Option, ESB shall send a written notice (the date of which being herein referred to as the "Notice Date") to WSB specifying the total number of Shares it will purchase and a place and date for the closing of such purchase, which date shall be not later than 60 calendar days nor earlier than three business days from the date such notice is given, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, three business days from the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto shall have passed.

        (b) At any closing hereunder, (a)(i) ESB shall make payment to WSB of the aggregate Purchase Price for the Shares to be purchased by delivery to WSB of a certified, cashier's or bank check payable to the order of WSB in such amount or, if mutually agreed, by wire transfer of funds in such amount to an account designated in writing by WSB, or (ii) if requested by ESB, in lieu of the payment set forth in (a)(i) above, WSB shall issue to ESB a number of whole Shares determined by (A) multiplying the excess, if any, of the closing price of the Common Stock on the Notice Date


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over the Purchase Price by the number of Shares with respect to which the Option is being exercised, and (B) dividing such product by the Purchase Price; and (b) WSB shall deliver to ESB a certificate or certificates representing the Shares so purchased, registered in the name of ESB or its designee. WSB shall pay any and all federal, state and local taxes, or other charges that may be imposed upon ESB in connection with the preparation, issuance and delivery of stock certificates hereunder.

        4. REPRESENTATIONS AND WARRANTIES OF WSB. WSB hereby represents and warrants to ESB as follows:

        (a) This Agreement has been duly authorized, executed and delivered by WSB and constitutes a valid and binding agreement of WSB, enforceable against WSB in accordance with its terms, except to the extent that the obligations of WSB set forth in Sections 8(a) and (d) hereof may be unenforceable under applicable federal and state securities laws.

        (b) WSB has taken all necessary corporate and other action (excluding any required governmental or stockholder approvals) to authorize and reserve and to permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon any exercise of the Option, the number of Shares subject to the Option (less the number of Shares previously issued upon any partial exercise of the Option or as to which the Option may no longer be exercised). All of the Shares to be issued pursuant to the Option are duly authorized and, upon issuance and delivery thereof pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all claims, liens, charges, encumbrances and security interests, and will not have been issued in violation of, and will not be subject to, any preemptive rights of any stockholders of WSB.

        (c) The execution, delivery and performance by WSB of this Agreement and the consummation of the transactions contemplated hereby (excluding any required governmental approvals) do not contravene, or constitute a default under, (i) the Articles of Incorporation or Bylaws of WSB or (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation binding upon WSB or any of its subsidiaries.

        5. REPRESENTATIONS AND WARRANTIES OF ESB. ESB hereby represents and warrants to WSB as follows:

        (a) This Agreement has been duly authorized, executed and delivered by ESB and constitutes a valid and binding agreement of ESB, enforceable against ESB in accordance with its terms, except to the extent that the obligations of ESB set forth in Sections 8(b) and (d) hereof may be unenforceable under applicable federal and state securities laws.

        (b) ESB is acquiring the Option for the purpose set forth in the second Whereas clause of this Agreement and hereby acknowledges that (i) the Option has not been, and the Shares may not be, registered under the Securities Act or any other applicable securities registration requirements and (ii) the Option and the Shares may not be transferred except in compliance with applicable registration requirements or an available exemption therefrom.


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        6.      ADJUSTMENT UPON CHANGE IN CAPITALIZATION, ETC. In the event of any change in the Common Stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of WSB which would have the effect of diluting or changing ESB's rights hereunder, the number and kind of shares or securities subject to the Option and the Purchase Price (but not the aggregate Purchase Price of the Shares) shall be appropriately and equitably adjusted so that ESB shall receive upon exercise of the Option the number and class of shares or other securities or property that ESB would have received in respect of the Shares that could have been purchased upon exercise of the Option if the Option could have been and had been exercised immediately prior to such event or the record date therefor, as applicable. In the event that after the date hereof WSB issues any additional shares of Common Stock other than pursuant to any event described in the preceding sentence or pursuant to the exercise of the Option, the number of shares of Common Stock which can be purchased pursuant to the Option shall be increased by an amount so that after such issuance the number of shares of Common Stock subject to the Option, less any shares previously acquired upon exercise of the Option, shall equal (a) 20.0% of the number of shares of Common Stock then issued and outstanding minus (b) one share, without giving effect to any shares which may be issued pursuant to the Option. WSB shall take such steps in connection with any consolidation, merger, liquidation or other such action as may be necessary to ensure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option. Nothing contained in this
Section 6 shall be deemed to authorize WSB to effect any of the changes contemplated by this Section 6 in breach of the provisions of the Reorganization Agreement.

        7.      REGISTRATION OF THE SHARES.

        (a) If ESB requests WSB in writing to register under the Securities Act or any other applicable securities registration requirements Shares which have been purchased by ESB hereunder, WSB will use its best efforts to cause the Shares so specified in such request to be registered as soon as practicable so as to permit the sale or other distribution by ESB of such Shares (and to keep such registration in effect for a period of at least 180 days) and in connection therewith shall prepare and file as promptly as reasonably possible (but in no event later than 45 days from receipt of ESB's request) a registration statement under the Securities Act to effect such registration on an appropriate form, which would permit the sale of the Shares by ESB in the manner specified by ESB in its request. In connection with such registration, WSB shall use its best efforts to cause to be delivered to ESB (and any other holder whose Shares are the subject of such registration) such certificates, opinions, accountants' letters and other documents as ESB (or any such other holder) shall reasonably request and are customarily rendered in connection with the registration of securities under the Securities Act. ESB shall provide all information reasonably requested by WSB for inclusion in any documents to be prepared hereunder. All expenses incurred by WSB in complying with the provisions of this
Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for WSB and blue sky fees and expenses shall


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be paid by WSB. Underwriting discounts and commissions to brokers and dealers relating to the Shares, fees and disbursements of counsel to ESB and any other expenses incurred by ESB in connection with such registration shall be borne by ESB. WSB shall not be obligated to make effective more than two registration statements pursuant to this Section 7(a).

        (b) WSB shall notify ESB in writing not less than ten business days prior to filing a registration statement under the Securities Act with respect to any Common Stock (other than a filing on Form S-4 or Form S-8) of WSB's intention so to file. If ESB wishes to have any portion of its Shares purchased hereunder included in such registration statement, it shall advise WSB in writing to that effect within five business days following receipt of such notice from WSB pursuant to the preceding sentence, and WSB will thereupon include the number of shares indicated by ESB under such registration statement, provided, however, that if the managing underwriter determines and advises WSB and ESB in writing that the inclusion in the registration statement of the number of shares indicated by ESB would interfere with the successful marketing of the Common Stock proposed to be registered and sold by WSB, then the number of shares indicated by ESB to be included in the underwriting shall be reduced or eliminated pro rata among all holders of shares of Common Stock requesting such registration, and further provided, however, that nothing herein shall prevent WSB from, at any time, abandoning or delaying any registration.

        (c) The rights provided under this Section 7 shall expire upon the third annual anniversary of the first acquisition of Shares by ESB hereunder.

        8.      INDEMNIFICATION.

        (a)     In connection with any registration under the provisions of
Section 7 hereof, WSB shall indemnify and hold harmless ESB and any underwriter (as defined in the Securities Act) for ESB and each person who controls ESB or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which ESB or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that WSB will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by ESB, such underwriter or such controlling persons in writing specifically for use in the preparation thereof.

        (b) ESB will indemnify and hold harmless WSB, any underwriter for WSB and each person who controls WSB or such underwriter within the meaning of the Securities Act, from and


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against any and all loss, damage, liability, cost and expense to which WSB or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or omission was so made in conformity with information furnished by ESB in writing specifically for use in the preparation thereof.

        (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of Section 8(a) or (b), promptly notify the indemnifying party of the commencement thereof; except to the extent of any actual prejudice to the indemnifying party, the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 8(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

        (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties'


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relative fault, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

        9. QUOTATION. If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq Stock Market or any securities exchange, WSB, upon the request of ESB after the occurrence of a Purchase Event, will promptly file an application, if required, to authorize for quotation or trading or listing the Shares of Common Stock (or other securities to be acquired upon exercise of the Option pursuant to the terms of Section 6 hereof) on the Nasdaq Stock Market or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

        10. FURTHER ASSURANCES. WSB agrees to execute and deliver such documents and instruments and take such further actions as may be necessary or appropriate or as ESB may reasonably request in order to ensure that ESB receives the full benefits of this Agreement (including, without limitation, the prompt filing of any required notice or application for approval with any applicable federal or state regulatory agency and the expeditious processing of the same). Prior to the Termination Date, WSB will refrain from taking any action which would have the effect of preventing or interfering with the delivery by WSB of the Shares (or other securities deliverable pursuant to Section 6 hereof) to ESB upon any exercise of the Option or from otherwise performing its obligations under this Agreement.

        11.     TOTAL PROFITS

        (a) Notwithstanding any other provision of this Agreement, in no event shall ESB's Total Profit (as hereinafter defined) exceed $250,000 and, if it otherwise would exceed such amount, ESB, at its sole election, shall either
(i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to WSB for cancellation Shares previously purchased by ESB, (iii) pay cash to WSB or (iv) any combination thereof, so that ESB's actually realized Total Profit shall not exceed $250,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by ESB pursuant to WSB's repurchase of the Option (or any portion thereof), (ii) (x) the amount received by ESB pursuant to WSB's repurchase of Shares, less (y) ESB's purchase price for such Shares, (iii) (x) the net cash amounts received by ESB pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) ESB's purchase price of such Shares and (iv) any amounts received by ESB on the transfer of the Option (or any portion thereof) to any unaffiliated party.

        (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $250,000, provided that nothing in this sentence shall restrict


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any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which ESB may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Shares held by ESB and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

        12. REMEDIES. The parties agree that ESB would be irreparably damaged if for any reason WSB failed to issue any of the Shares (or other securities deliverable pursuant to Section 6 hereof) upon exercise of the Option or to perform any of its other obligations under this Agreement, and that ESB would not have an adequate remedy at law in such event. Accordingly, ESB shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by WSB. This provision is without prejudice to any other rights that ESB may have against WSB for any failure to perform its obligations under this Agreement.

        13.     MISCELLANEOUS.

        (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        (b) Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telecopy or telex addressed as follows:

                (i)     If to ESB, to:

                        ESB Financial Corporation
                        600 Lawrence Avenue
                        Ellwood City, Pennsylvania  16117
                        Attn: Charlotte A. Zuschlag

                        Copy to:

                        Elias, Matz, Tiernan and Herrick L.L.P.
                        734 15th Street, N.W.
                        Washington, D.C.  20005
                        Attn: Raymond A. Tiernan, Esq.
                              Gerald F. Heupel, Jr. Esq.


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                  (ii)  If to WSB, to:

                        WSB Holding Company
                        807 Middle Street
                        Pittsburgh, Pennsylvania  15212
                        Attn: Robert D. Neudorfer

                        Copy  to:

                        Brabender & Guehl
                        1910 Cochran Road, Suite 110
                        Manor Oak Two
                        Pittsburgh, Pennsylvania 15220
                        Attn: Johanna C. Guehl, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

        (c) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        If for any reason any court or regulatory agency determines that the Option will not permit the holder to acquire the full number of Shares, it is the express intention of WSB to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

        (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of laws thereof.

        (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

        (g) Assignment. ESB may assign this Agreement to any wholly owned subsidiary of ESB. ESB may not, without the prior written consent of WSB, assign this Agreement to any other person in whole or in part, provided that upon the occurrence of and following a Purchase Event, ESB may sell, transfer, assign or otherwise dispose of its rights and obligations hereunder in whole or in part without such consent. In the case of any permitted sale, transfer, assignment or disposition in part of this Option, WSB shall do all things necessary to facilitate the same and the person to whom this Option is sold, transferred assigned or disposed of shall agree in writing to the terms and


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conditions hereof. This Agreement shall not be assignable by WSB except by operation of law. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of ESB pursuant to Section 13(g) hereof) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

        14. ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.


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        IN WITNESS WHEREOF, ESB and WSB have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          ESB  FINANCIAL CORPORATION


Attest:

/s/ Frank D. Martz                    By: /s/ Charlotte A. Zuschlag
------------------------------            -------------------------------------
Frank D. Martz                            Charlotte A. Zuschlag
Group Senior Vice President               President and Chief Executive Officer
   of Operations and Secretary


                                          WSB  HOLDING  COMPANY

Attest:

/s/ Johanna C. Guehl                  By: /s/ Robert D. Neudorfer
------------------------------            -------------------------------------
Johanna C. Guehl                          Robert D. Neudorfer
Secretary                                 President and Chief Executive Officer


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